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                                                                      EXHIBIT 23
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                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Commonwealth Aluminum Corporation and Subsidiaries on Forms S-8 (File No's. 333-19383, 33-91364 and 33-90292) of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of Commonwealth Aluminum Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended Decemebr 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
March 26, 1997


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